UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

KARMAN HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42520	85-2660232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue
Huntington Beach, California		92649
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 898-9951

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2026, Karman Holdings Inc. (the “Company”) entered into a Third Amendment to its Credit Agreement (the “Third Amendment”), which amends the Credit Agreement, dated as of April 1, 2025 (as amended by the First Amendment to Credit Agreement, dated as of May 27, 2025 and Second Amendment to Credit Agreement, dated as of October 24, 2025) by and among the Company, Citibank, N.A., as Administrative Agent and Collateral Agent (“Citibank”), and the other parties thereto (as amended, the “Credit Agreement”).

Under the terms of the Third Amendment, the Company (i) refinanced its existing term loans in an aggregate principal amount of $502,800,000 to reduce the interest rate applicable thereto by 75 basis points to SOFR plus 2.75% and (ii) reduced the interest rate applicable to its revolving credit facility by 75 basis points for each level of its leverage-based pricing grid, the highest of such levels being set at SOFR plus 2.50%. In addition, following the refinancing of the existing term loans, the Company increased the principal amount of its term loans by $265,000,000, for a total principal amount of $767,800,000. The Company used the proceeds from the increase in the term loans to fund the Acquisition (see Item 8.01) as well as to provide additional working capital and liquidity to the Company and to pay related fees, commissions and expenses associated with the Third Amendment.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Third Amendment, a copy of which is attached hereto and filed as Exhibit 10.1 and incorporated herein by reference. Except as modified by the Third Amendment, the terms and conditions in the Credit Agreement remain the same as previously disclosed.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 5, 2026, the Company issued a press release announcing its entry into the transaction described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

ITEM 8.01	OTHER EVENTS.

On December 31, 2025, the Company entered into a Securities Purchase Agreement (the “Agreement”) under which a wholly-owned subsidiary of the Company agreed to purchase Seemann Composites, LLC and Materials Sciences LLC (together, the “Company Group”), for (i) $210,000,000.00 in cash and (ii) shares of common stock of the Company with an aggregate value equal to $10,000,000.00, subject to certain customary purchase price adjustments (the “Acquisition”).

On February 3, 2026, the Company completed the Acquisition pursuant to the Agreement (the “Closing”), and the Company indirectly acquired all of the outstanding capital stock of the Company Group in exchange for the consideration described above. The Agreement contains customary representations, warranties and covenants of the parties.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	THIRD AMENDMENT TO CREDIT AGREEMENT

99.2	Karman Space & Defense Acquires Seemann Composites and Material Sciences

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karman Holdings, Inc.

Date: February 6, 2026	By:	/s/ Mike Willis
Mike Willis Chief Financial Officer